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                                                                    Exhibit 99.1

                                IMC GLOBAL INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMC GLOBAL INC. FOR SPECIAL MEETING, FEBRUARY 28, 1996

  The undersigned hereby constitutes and appoints Wendell F. Bueche, James D. Speir and Marschall I. Smith, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of IMC Global Inc. to be held at the offices of Sidley & Austin, 2 South Dearborn, Suite 5500, Chicago, Illinois on February 28, 1996, at 10:00 a.m. Local Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side. The proxies specified above cannot vote your shares unless you sign and return this card.

  This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

                          (Continued on reverse side)

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       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                    FOR   AGAINST   ABSTAIN
1. Approve the issuance of Common
 Stock of IMC Global Inc. in
 connection with the Agreement
 and Plan of Merger dated as of
 November 13, 1995 among IMC
 Global Inc., Bull Merger Company
 and The Vigoro Corporation         [_]     [_]       [_]

2. Approve the proposed amendment
 to the Restated Certificate of
 Incorporation to increase the
 authorized shares of Common
 Stock of IMC Global Inc. to 250
 million                            [_]     [_]       [_]

3. Approve the proposed amendment
 to the Restated Certificate of
 Incorporation to increase the
 range of the number Board of
 Directors of IMC Global Inc. to
 5 to 15 Directors                  [_]     [_]       [_]

Please check this box if you plan to attend the Special Meeting[_]

SIGNATURE(S) ______________________________  DATE ______________________________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.